Exhibit 99.(h)(1)(b)

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) dated July 1, 2024 (“Effective Date”) is by and between The Bank of New York Mellon (“BNY Mellon”) and each Invesco investment company referenced on Exhibit A attached hereto, as may be amended by the parties (each investment company, a “Trust” and collectively, the “Trusts,” with each series thereof, a “Fund” and collectively, the “Funds”).

BACKGROUND:

A.	BNY Mellon and each of the Trusts entered into a Fund Administration and Accounting Agreement as of September 17, 2018, as amended to date (the “Agreement”) relating to BNY Mellon’s provision of services to each Fund identified on Exhibit A.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Section 11(a) is hereby deleted in its entirety and replaced with the following:

“11(a)     This Agreement shall be effective on the date first written above and, unless terminated pursuant to its terms, shall continue until 11:59 PM on June 30, 2029 (the “Initial Term”), at which time this Agreement shall terminate, unless renewed in accordance with the terms hereof.”

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

On behalf of each Trust and Fund referenced on Exhibit A attached hereto, as may be amended from time to time

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Principal Executive Officer & President

THE BANK OF NEW YORK MELLON

By:	/s/ Gerald Connors
Name:	Gerard Connors
Title:	Vice President

EXHIBIT A

SCHEDULE OF SERIES

Invesco Exchange-Traded Fund Trust

1.	Invesco Aerospace & Defense ETF
2.	Invesco AI and Next Gen Software ETF
3.	Invesco Biotechnology & Genome ETF
4.	Invesco Bloomberg Analyst Rating Improvers ETF
5.	Invesco Bloomberg MVP Multi-factor ETF
6.	Invesco Building & Construction ETF
7.	Invesco BuyBack Achievers™ ETF
8.	Invesco Dividend Achievers™ ETF
9.	Invesco Dow Jones Industrial Average Dividend ETF
10.	Invesco Dorsey Wright Basic Materials Momentum ETF
11.	Invesco Dorsey Wright Consumer Cyclicals Momentum ETF
12.	Invesco Dorsey Wright Consumer Staples Momentum ETF
13.	Invesco Dorsey Wright Energy Momentum ETF
14.	Invesco Dorsey Wright Financial Momentum ETF
15.	Invesco Dorsey Wright Healthcare Momentum ETF
16.	Invesco Dorsey Wright Industrials Momentum ETF
17.	Invesco Dorsey Wright Momentum ETF
18.	Invesco Dorsey Wright Technology Momentum ETF
19.	Invesco Dorsey Wright Utilities Momentum ETF
20.	Invesco Energy Exploration & Production ETF
21.	Invesco Food & Beverage ETF
22.	Invesco Financial Preferred ETF
23.	Invesco FTSE RAFI US 1000 ETF
24.	Invesco FTSE RAFI US 1500 Small-Mid ETF
25.	Invesco Global Listed Private Equity ETF
26.	Invesco Golden Dragon China ETF
27.	Invesco High Yield Equity Dividend Achievers™ ETF
28.	Invesco International Dividend Achievers™ ETF
29.	Invesco Large Cap Growth ETF
30.	Invesco Large Cap Value ETF
31.	Invesco Leisure and Entertainment ETF
32.	Invesco MSCI Sustainable Future ETF
33.	Invesco NASDAQ Internet ETF
34.	Invesco Next Gen Connectivity ETF
35.	Invesco Next Gen Media and Gaming ETF
36.	Invesco Oil & Gas Services ETF
37.	Invesco Pharmaceuticals ETF
38.	Invesco S&P 100 Equal Weight ETF
39.	Invesco S&P 500 BuyWrite ETF
40.	Invesco S&P 500® Equal Weight Communication Services ETF
41.	Invesco S&P 500® Equal Weight Consumer Discretionary ETF

42.	Invesco S&P 500® Equal Weight Consumer Staples ETF
43.	Invesco S&P 500® Equal Weight Energy ETF
44.	Invesco S&P 500® Equal Weight ETF
45.	Invesco S&P 500® Equal Weight Financials ETF
46.	Invesco S&P 500® Equal Weight Health Care ETF
47.	Invesco S&P 500® Equal Weight Industrials ETF
48.	Invesco S&P 500® Equal Weight Materials ETF
49.	Invesco S&P 500® Equal Weight Real Estate ETF
50.	Invesco S&P 500® Equal Weight Technology ETF
51.	Invesco S&P 500® Equal Weight Utilities ETF
52.	Invesco S&P 500 GARP ETF
53.	Invesco S&P 500® Pure Growth ETF
54.	Invesco S&P 500® Pure Value ETF
55.	Invesco S&P 500® Quality ETF
56.	Invesco S&P 500® Top 50 ETF
57.	Invesco S&P 500 Value with Momentum ETF
58.	Invesco S&P MidCap 400® GARP ETF
59.	Invesco S&P MidCap 400® Pure Growth ETF
60.	Invesco S&P MidCap 400® Pure Value ETF
61.	Invesco S&P MidCap Momentum ETF
62.	Invesco S&P MidCap Quality ETF
63.	Invesco S&P MidCap Value with Momentum ETF
64.	Invesco S&P SmallCap 600® Pure Growth ETF
65.	Invesco S&P SmallCap 600® Pure Value ETF
66.	Invesco S&P SmallCap Momentum ETF
67.	Invesco S&P SmallCap Value with Momentum ETF
68.	Invesco S&P Spin-Off ETF
69.	Invesco Semiconductors ETF
70.	Invesco Water Resources ETF
71.	Invesco WilderHill Clean Energy ETF
72.	Invesco Zacks Mid-Cap ETF
73.	Invesco Zacks Multi-Asset Income ETF

Invesco Exchange-Traded Fund Trust II

1.	Invesco 0-5 Yr US TIPS ETF
2.	Invesco Alerian Galaxy Blockchain Users and Decentralized Commerce ETF
3.	Invesco Alerian Galaxy Crypto Economy ETF
4.	Invesco California AMT-Free Municipal Bond ETF
5.	Invesco CEF Income Composite ETF
6.	Invesco China Technology ETF
7.	Invesco Dorsey Wright Developed Markets Momentum ETF
8.	Invesco Dorsey Wright Emerging Markets Momentum ETF
9.	Invesco Dorsey Wright SmallCap Momentum ETF
10.	Invesco Emerging Markets Sovereign Debt ETF
11.	Invesco Equal Weight 0-30 Year Treasury ETF
12.	Invesco ESG NASDAQ 100 ETF

13.	Invesco ESG NASDAQ Next Gen 100 ETF
14.	Invesco ESG S&P 500 Equal Weight ETF
15.	Invesco Floating Rate Municipal Income ETF
16.	Invesco FTSE RAFI Developed Markets ex-U.S. ETF
17.	Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF
18.	Invesco FTSE RAFI Emerging Markets ETF
19.	Invesco Fundamental High Yield® Corporate Bond ETF
20.	Invesco Fundamental Investment Grade Corporate Bond ETF
21.	Invesco Global Clean Energy ETF
22.	Invesco Global ex-US High Yield Corporate Bond ETF
23.	Invesco Global Water ETF
24.	Invesco International BuyBack AchieversTM ETF
25.	Invesco International Corporate Bond ETF
26.	Invesco KBW Bank ETF
27.	Invesco KBW High Dividend Yield Financial ETF
28.	Invesco KBW Premium Yield Equity REIT ETF
29.	Invesco KBW Property & Casualty Insurance ETF
30.	Invesco KBW Regional Banking ETF
31.	Invesco MSCI Global Climate 500 ETF
32.	Invesco MSCI Global Timber ETF
33.	Invesco MSCI Green Building ETF
34.	Invesco MSCI USA ETF
35.	Invesco NASDAQ 100 ETF
36.	Invesco Nasdaq Biotechnology ETF
37.	Invesco Nasdaq Free Cash Flow Achievers ETF
38.	Invesco NASDAQ Metaverse ETF
39.	Invesco NASDAQ Next Gen 100 ETF
40.	Invesco NASDAQ Future Gen 200 ETF
41.	Invesco National AMT-Free Municipal Bond ETF
42.	Invesco New York AMT-Free Municipal Bond ETF
43.	Invesco PHLX Semiconductor ETF
44.	Invesco Preferred ETF
45.	Invesco Russell 1000 Equal Weight ETF
46.	Invesco S&P 500 Enhanced Value ETF
47.	Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF
48.	Invesco S&P 500® High Beta ETF
49.	Invesco S&P 500 High Dividend Growers ETF
50.	Invesco S&P 500® High Dividend Low Volatility ETF
51.	Invesco S&P 500® Low Volatility ETF
52.	Invesco S&P 500 Minimum Variance ETF
53.	Invesco S&P 500 Momentum ETF
54.	Invesco S&P 500 QVM Multi-factor ETF
55.	Invesco S&P 500 Revenue ETF
56.	Invesco S&P Emerging Markets Low Volatility ETF
57.	Invesco S&P Emerging Markets Momentum ETF
58.	Invesco S&P Global Water Index ETF
59.	Invesco S&P International Developed Low Volatility ETF
60.	Invesco S&P International Developed Momentum ETF
61.	Invesco S&P International Developed Quality ETF
62.	Invesco S&P MidCap 400 QVM Multi-factor ETF
63.	Invesco S&P MidCap 400 Revenue ETF

64.	Invesco S&P MidCap Low Volatility ETF
65.	Invesco S&P SmallCap 600® GARP ETF
66.	Invesco S&P SmallCap 600 QVM Multi-factor ETF
67.	Invesco S&P SmallCap 600 Revenue ETF
68.	Invesco S&P SmallCap Consumer Discretionary ETF
69.	Invesco S&P SmallCap Consumer Staples ETF
70.	Invesco S&P SmallCap Energy ETF
71.	Invesco S&P SmallCap Financials ETF
72.	Invesco S&P SmallCap Health Care ETF
73.	Invesco S&P SmallCap High Dividend Low Volatility ETF
74.	Invesco S&P SmallCap Industrials ETF
75.	Invesco S&P SmallCap Information Technology ETF
76.	Invesco S&P SmallCap Low Volatility ETF
77.	Invesco S&P SmallCap Materials ETF
78.	Invesco S&P SmallCap Quality ETF
79.	Invesco S&P SmallCap Utilities & Communication Services ETF
80.	Invesco S&P Ultra Dividend Revenue ETF
81.	Invesco Senior Loan ETF
82.	Invesco Short Term Treasury ETF
83.	Invesco Solar ETF
84.	Invesco Taxable Municipal Bond ETF
85.	Invesco Variable Rate Preferred ETF

Invesco Actively Managed Exchange-Traded Fund Trust

1.	Invesco AAA CLO Floating Rate Note ETF
2.	Invesco Active U.S. Real Estate ETF
3.	Invesco Corporate Bond Factor ETF
4.	Invesco High Yield Bond Factor ETF
5.	Invesco High Yield Select ETF
6.	Invesco Intermediate Bond Factor ETF
7.	Invesco MSCI EAFE Income Advantage ETF
8.	Invesco Multi-Sector Bond Income Factor ETF
9.	Invesco Municipal Strategic Income ETF
10.	Invesco QQQ Income Advantage ETF
11.	Invesco Real Assets ESG ETF
12.	Invesco S&P 500® Downside Hedged ETF
13.	Invesco S&P 500 Equal Weight Income Advantage ETF
14.	Invesco Short Duration Bond ETF
15.	Invesco Short-Term Bond Factor ETF
16.	Invesco Total Return Bond ETF
17.	Invesco Ultra Short Duration ETF
18.	Invesco Variable Rate Investment Grade ETF

Invesco Actively Managed Exchange-Traded Commodity Fund Trust

1.	Invesco Agriculture Commodity Strategy No K-1 ETF
2.	Invesco Optimum Yield Diversified Commodity Strategy No K-1 ETF
3.	Invesco Electric Vehicle Metals Commodity Strategy No K-1 ETF

Invesco India Exchange-Traded Fund Trust

1.	Invesco India ETF

Invesco Exchange-Traded Self-Indexed Fund Trust

1.	Invesco BulletShares 2024 Corporate Bond ETF
2.	Invesco BulletShares 2024 High Yield Corporate Bond ETF
3.	Invesco BulletShares 2024 Municipal Bond ETF
4.	Invesco BulletShares 2025 Corporate Bond ETF
5.	Invesco BulletShares 2025 High Yield Corporate Bond ETF
6.	Invesco BulletShares 2025 Municipal Bond ETF
7.	Invesco BulletShares 2026 Corporate Bond ETF
8.	Invesco BulletShares 2026 High Yield Corporate Bond ETF
9.	Invesco BulletShares 2026 Municipal Bond ETF
10.	Invesco BulletShares 2027 Corporate Bond ETF
11.	Invesco BulletShares 2027 High Yield Corporate Bond ETF
12.	Invesco BulletShares 2027 Municipal Bond ETF
13.	Invesco BulletShares 2028 Corporate Bond ETF
14.	Invesco BulletShares 2028 High Yield Corporate Bond ETF
15.	Invesco BulletShares 2028 Municipal Bond ETF
16.	Invesco BulletShares 2029 Corporate Bond ETF
17.	Invesco BulletShares 2029 High Yield Corporate Bond ETF
18.	Invesco BulletShares 2029 Municipal Bond ETF
19.	Invesco BulletShares 2030 Corporate Bond ETF
20.	Invesco BulletShares 2030 High Yield Corporate Bond ETF
21.	Invesco BulletShares 2030 Municipal Bond ETF
22.	Invesco BulletShares 2031 Corporate Bond ETF
23.	Invesco BulletShares 2031 High Yield Corporate Bond ETF
24.	Invesco BulletShares 2031 Municipal Bond ETF
25.	Invesco BulletShares 2032 Corporate Bond ETF
26.	Invesco BulletShares 2032 High Yield Corporate Bond ETF
27.	Invesco BulletShares 2032 Municipal Bond ETF
28.	Invesco BulletShares 2033 Corporate Bond ETF
29.	Invesco BulletShares 2033 Municipal Bond ETF
30.	Invesco BulletShares 2034 Corporate Bond ETF
31.	Invesco BulletShares 2034 Municipal Bond ETF
32.	Invesco Bloomberg Pricing Power ETF
33.	Invesco International Developed Dynamic Multifactor ETF
34.	Invesco Investment Grade Defensive ETF
35.	Invesco Racial and Gender Diversity ETF
36.	Invesco RAFI™ Strategic US ETF
37.	Invesco Russell 1000® Dynamic Multifactor ETF
38.	Invesco Russell 2000® Dynamic Multifactor ETF